UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    February 26, 2025
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02.  Results of Operations and Financial Condition.
On February 26, 2025 Albany International issued a news release reporting fourth quarter 2024 financial results. The Company will host a webcast to discuss earnings at 9:00 a.m. Eastern Time on February 27, 2025. The news release is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is being furnished herewith:
99.1    News release dated February 26, 2025 reporting fourth-quarter 2024 financial results.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Robert D. Starr

Name:	Robert D. Starr
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: February 26, 2025

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated February 26, 2025 reporting fourth-quarter 2024 financial results.
104	Inline XBRL cover page.

Exhibit 99.1
Albany International Reports Fourth-Quarter 2024 Results
Board Authorizes New $250 Million Share Repurchase Program

ROCHESTER, N.H. — (BUSINESS WIRE) — February 26, 2025 — Albany International Corp. (NYSE:AIN) today reported operating results for its full year and fourth quarter of 2024, which ended December 31, 2024.

"We continue to perform well in both our businesses, as evidenced by strong results at Machine Clothing and ongoing operational progress steered by new leadership at Engineered Composites," said Gunnar Kleveland, President and Chief Executive Officer. "For the full year we reported record revenues of nearly one and a quarter billion dollars driven by organic growth and our Heimbach acquisition. With increased focus on working capital and cash flow, we generated Free Cash Flow of $59 million in the fourth quarter, and $137 million for the full year underlining the strength of the combined businesses. Our balance sheet continues to be in excellent shape giving us the ability to execute our growth strategy.

"With our proven ability to both grow and generate excess cash, as part of our capital allocation strategy, we have re-initiated our share repurchase program. In the fourth quarter of 2024 we repurchased $15 million of shares. The Board has also authorized a new share repurchase program which supersedes our current program and is now up to $250 million."

For the fourth-quarter ended December 31, 2024:
•Net revenues were $286.9 million, down 11.3%, or 11.0% after adjusting for currency translation, when compared to the prior year. MC's net revenues decreased 1.9%, driven by decreased sales in packaging and publication grades, in part offset by increased sales in engineered fabrics. AEC's net revenues decreased 25.0%, driven by a decrease of net revenues across commercial and defense programs, most notably on the LEAP and CH-53K programs.
•Gross profit of $90.3 million was 24.6% lower than the $119.9 million reported for the same period of 2023, driven by reductions in the estimated profitability of long-term contracts at AEC and by lower Heimbach gross margins at MC.
•Selling, General, and Administrative expenses were $48.4 million, compared to $67.7 million in the same period of 2023; the decrease was driven primarily by reductions in expense at Heimbach, decreases in marketing and personnel-related costs at AEC and Corporate, and decreases due to changes in currency translation rates.
•Operating income was $24.3 million, compared to $41.8 million in the prior year, a decrease of 41.8%, driven by decreased Gross profit and increased Restructuring expenses, which was partially offset by lower Selling, General, and Administrative expenses.

•The effective tax rate for the quarter was 28.0% compared to a 22.6% effective tax rate in the fourth quarter of 2023. The increase in tax rate was due to a shift in taxable income to higher-rate jurisdictions, as well as due to less favorable discrete tax adjustments as compared to the prior year.
•Net income attributable to the Company was $17.7 million ($0.56 per share), compared to $30.5 million ($0.97 per share) in the fourth quarter of 2023. Adjusted Diluted earnings per share (or Adjusted EPS, a non-GAAP measure) was $0.58 per share, compared to $1.22 per share for the same period of last year.
•Adjusted EBITDA (a non-GAAP measure) was $50.0 million, compared to $75.0 million in the fourth quarter of 2023, a decrease of 33.4%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures.

"We are on sound financial footing as we enter 2025," said Robert Starr, Chief Financial Officer. "Our businesses continue to perform and generated healthy cash flow this year.

"Starting in the fourth quarter our Global Information System costs (or GIS), which were previously included in Corporate SG&A expenses, are now allocated to the business segments. This presentation better reflects the performance of the individual segments and is how we will review segment performance on a go-forward basis. Our consolidated EPS remains unchanged, but our Adjusted EBITDA margins for the individual segments will be impacted by this allocation."

Outlook for the Full-Year 2025:
Albany International's initial financial guidance for the full-year 2025:
•Machine Clothing revenue between $705 and $755 million;
•Machine Clothing Adjusted EBITDA between $220 and $240 million;
•Albany Engineered Composites revenue between $460 and $510 million;
•Albany Engineered Composites Adjusted EBITDA between $60 and $70 million;
•Total company revenue between $1.165 and $1.265 billion;
•Total company Adjusted EBITDA between $240 and $260 million;
•Effective income tax rate at approximately 31%;
•Capital expenditures in the range of $85 to $95 million; and
•Diluted Earnings Per Share between $3.00 and $3.40.

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net revenues	$286,905	$323,584	$1,230,615	$1,147,909
Cost of goods sold	196,582	203,723	828,839	724,191

Gross profit	90,323	119,861	401,776	423,718
Selling, general, and administrative expenses	48,435	67,701	210,882	214,915
Technical and research expenses	10,728	10,324	46,097	40,627
Restructuring expenses, net	6,854	55	13,438	282

Operating income	24,306	41,781	131,359	167,894
Interest expense, net	3,869	3,552	12,549	13,601
Other (income)/expense, net	(4,211)	(1,253)	1,721	(6,163)

Income before income taxes	24,648	39,482	117,089	160,456
Income tax expense	6,903	8,938	29,034	48,846

Net income	17,745	30,544	88,055	111,610
Net income attributable to the noncontrolling interest	66	94	432	490
Net income attributable to the Company	$17,679	$30,450	$87,623	$111,120

Earnings per share attributable to Company shareholders - Basic	$0.57	$0.98	$2.81	$3.56

Earnings per share attributable to Company shareholders - Diluted	$0.56	$0.97	$2.80	$3.55

Shares of the Company used in computing earnings per share:
Basic	31,223	31,195	31,231	31,171

Diluted	31,355	31,332	31,338	31,276

Dividends declared per share, Class A	$0.27	$0.26	$1.05	$1.01

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$115,283	$173,420
Accounts receivable, net	246,688	287,781
Contract assets, net	166,557	182,281
Inventories	145,845	169,567
Income taxes prepaid and receivable	19,187	11,043
Prepaid expenses and other current assets	37,132	53,872
Total current assets	$730,692	$877,964

Property, plant and equipment, net	563,431	601,989
Intangibles, net	38,127	44,646
Goodwill	176,261	180,181
Deferred income taxes	28,757	22,941
Noncurrent receivables, net	—	4,392
Other assets	111,428	102,901
Total assets	$1,648,696	$1,835,014

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$66,095	$87,104
Accrued liabilities	141,904	142,988
Current maturities of long-term debt	—	4,218
Income taxes payable	18,367	14,369
Total current liabilities	226,366	248,679

Long-term debt	318,531	452,667
Other noncurrent liabilities	138,830	139,385
Deferred taxes and other liabilities	16,022	26,963
Total liabilities	699,749	867,694

SHAREHOLDERS' EQUITY
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	—	—
Class A Common Stock, par value $0.001 per share; authorized 100,000,000 shares; 40,917,539 issued in 2024 and 40,856,910 in 2023	41	41
Additional paid in capital	452,933	448,218
Retained earnings	1,065,763	1,010,942
Accumulated items of other comprehensive income:
Translation adjustments	(181,555)	(124,901)
Pension and postretirement liability adjustments	(14,328)	(17,346)
Derivative valuation adjustment	(106)	9,079
Treasury stock (Class A), at cost; 9,844,746 shares in 2024 and 9,661,845 in 2023	(379,210)	(364,665)
Total Company shareholders' equity	943,538	961,368
Noncontrolling interest	5,409	5,952
Total equity	948,947	967,320
Total liabilities and shareholders' equity	$1,648,696	$1,835,014

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2024	2023
OPERATING ACTIVITIES
Net income	$88,055	$111,610
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	82,452	70,374
Amortization	6,842	6,359
Change in deferred taxes and other liabilities	(15,331)	(2,046)
Impairment of property, plant, equipment, and inventory	2,038	1,773
Non-cash interest expense	1,025	1,404
Compensation and benefits paid or payable in Class A Common Stock	4,715	6,936
Provision/(recovery) for credit losses from uncollected receivables and contract assets	310	640
Foreign currency remeasurement (gain)/loss on intercompany loans	81	(2,831)
Fair value adjustment on foreign currency options	—	(139)
Gain on sale of assets	(513)	—

Changes in operating assets and liabilities that provided/(used) cash, net of impact of business acquisition:
Accounts receivable	31,764	(11,038)
Contract assets	12,289	(32,156)
Inventories	14,627	15,093
Prepaid expenses and other current assets	4,002	1,530
Income taxes prepaid and receivable	(8,574)	(2,897)
Accounts payable	(3,084)	(5,672)
Accrued liabilities	(1,275)	(10,441)
Income taxes payable	6,918	(1,988)
Noncurrent receivables	(780)	3,723
Other noncurrent liabilities	(7,702)	(9,783)
Other, net	582	7,605
Net cash provided by operating activities	218,441	148,056

INVESTING ACTIVITIES
Purchase of business, net of cash acquired	—	(133,470)
Purchases of property, plant and equipment	(80,249)	(83,560)
Purchased software	(958)	(869)
Proceeds received from sale of assets	1,027	—
Net cash used in investing activities	(80,180)	(217,899)

FINANCING ACTIVITIES
Proceeds from borrowings	145,595	78,040
Principal payments on debt	(279,838)	(92,274)
Debt acquisition costs	—	(4,108)
Purchase of Treasury shares	(14,175)	—
Taxes paid in lieu of share issuance	(2,931)	(3,136)
Dividends paid	(32,483)	(31,163)
Net cash used in financing activities	(183,832)	(52,641)

Effect of exchange rate changes on cash and cash equivalents	(12,566)	4,128

Increase/(decrease) in cash and cash equivalents	(58,137)	(118,356)
Cash and cash equivalents at beginning of period	173,420	291,776
Cash and cash equivalents at end of period	$115,283	$173,420

Financial tables and reconciliation of non-GAAP measures to comparable GAAP measures
The following tables present Net revenues and the effect of changes in currency translation rates:

(in thousands, except percentages)	Net revenues as reported, Q4 2024	(Decrease) due to changes in currency translation rates	Q4 2024 revenues on same basis as Q4 2023 currency translation rates	Net revenues as reported, Q4 2023	% Change compared to Q4 2023, excluding currency rate effects
Machine Clothing	$188,079	$(897)	$188,976	$191,741	(1.4)%
Albany Engineered Composites	98,826	(111)	98,937	131,843	(25.0)%
Consolidated total	$286,905	$(1,008)	$287,913	$323,584	(11.0)%

(in thousands, except percentages)	Net revenues as reported, YTD 2024	(Decrease)/increase due to changes in currency translation rates	YTD 2024 revenues on same basis as 2023 currency translation rates	Net revenues as reported, YTD 2023	% Change compared to 2023, excluding currency rate effects
Machine Clothing	$749,907	$(1,896)	$751,803	$670,768	12.1%
Albany Engineered Composites	480,708	50	480,658	477,141	0.7%
Consolidated total	$1,230,615	$(1,846)	$1,232,461	$1,147,909	7.4%

The following tables present Gross profit and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q4 2024	Gross profit margin, Q4 2024	Gross profit, Q4 2023	Gross profit margin, Q4 2023
Machine Clothing	$83,595	44.4%	$93,527	48.8%
Albany Engineered Composites	6,728	6.8%	26,334	20.0%
Consolidated total	$90,323	31.5%	$119,861	37.0%

(in thousands, except percentages)	Gross profit, YTD 2024	Gross profit margin, YTD 2024	Gross profit, YTD 2023	Gross profit margin, YTD 2023
Machine Clothing	$346,044	46.1%	$331,558	49.4%
Albany Engineered Composites	55,732	11.6%	92,160	19.3%
Consolidated total	$401,776	32.6%	$423,718	36.9%

A reconciliation from Net income/(loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended December 31, 2024
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$41,927	$(7,911)	$(16,271)	$17,745
Interest expense, net	—	—	3,869	3,869
Income tax expense	—	—	6,903	6,903
Depreciation and amortization expense	8,479	13,528	284	22,291
EBITDA (non-GAAP)	50,406	5,617	(5,215)	50,808
Restructuring expenses, net	6,584	505	183	7,272
Foreign currency revaluation (gains)/losses (a)	(3,314)	100	(4,479)	(7,693)
Strategic/integration costs	7	—	60	67
Other transition expenses	—	(241)	(244)	(485)
Pre-tax (income) attributable to noncontrolling interest	(14)	7	—	(7)
Adjusted EBITDA (non-GAAP)	$53,669	$5,988	$(9,695)	$49,962
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	28.5%	6.1%	—	17.4%

Three months ended December 31, 2023
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$42,937	$10,378	$(22,771)	$30,544
Interest expense, net	—	—	3,552	3,552
Income tax expense	—	—	8,938	8,938
Depreciation and amortization expense	8,410	13,211	334	21,955
EBITDA (non-GAAP)	51,347	23,589	(9,947)	64,989
Restructuring expenses, net	55	—	—	55
Foreign currency revaluation (gains)/losses (a)	2,247	44	725	3,016
CEO and other transition expenses	—	—	667	667
Inventory step-up impacting Cost of goods sold	4,110	—	—	4,110
Strategic/integration costs	984	268	1,124	2,376
Pre-tax (income) attributable to noncontrolling interest	(24)	(167)	—	(191)
Adjusted EBITDA (non-GAAP)	$58,719	$23,734	$(7,431)	$75,022
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	30.6%	18.0%	—	23.2%

Twelve months ended December 31, 2024
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$183,632	$(11,603)	$(83,974)	$88,055
Interest expense, net	—	—	12,549	12,549
Income tax expense	—	—	29,034	29,034
Depreciation and amortization expense	33,917	54,228	1,149	89,294
EBITDA (non-GAAP)	217,549	42,625	(41,242)	218,932
Restructuring expenses, net	11,165	3,649	329	15,143
Foreign currency revaluation (gains)/losses (a)	(4,561)	(10)	(3,843)	(8,414)
Strategic/integration costs	1,475	182	3,469	5,126
Other transition expenses	—	752	740	1,492
Pre-tax (income) attributable to noncontrolling interest	(124)	(186)	—	(310)
Adjusted EBITDA (non-GAAP)	$225,504	$47,012	$(40,547)	$231,969
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	30.1%	9.8%	—	18.8%

Twelve months ended December 31, 2023
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$188,429	$27,351	$(104,170)	$111,610
Interest expense, net	—	—	13,601	13,601
Income tax expense	—	—	48,846	48,846
Depreciation and amortization expense	24,616	50,764	1,353	76,733
EBITDA (non-GAAP)	213,045	78,115	(40,370)	250,790
Restructuring expenses, net	282	—	—	282
Foreign currency revaluation (gains)/losses (a)	4,117	63	(2,884)	1,296
CEO and other transition expenses	—	—	2,719	2,719
Inventory step-up impacting Cost of goods sold	5,480	—	—	5,480
Strategic/integration costs	984	1,081	3,129	5,194
Pre-tax (income) attributable to noncontrolling interest	(24)	(641)	—	(665)
Adjusted EBITDA (non-GAAP)	$223,884	$78,618	$(37,406)	$265,096
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	33.4%	16.5%	—	23.1%

Per share impact of the adjustments to diluted earnings per share are as follows:

Three months ended December 31, 2024 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$7,272	$1,244	$6,028	$0.19
Foreign currency revaluation (gains)/losses (a)	(7,693)	(2,599)	(5,094)	(0.16)
Strategic/integration costs	67	(75)	142	0.00
Other transition expenses	(485)	(121)	(364)	(0.01)

Three months ended December 31, 2023 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$55	$13	$42	$0.00
Foreign currency revaluation (gains)/losses (a)	3,016	933	2,083	0.07
CEO and other transition expenses	667	—	667	0.02
Inventory step-up impacting Cost of goods sold	4,110	908	3,202	0.10
Acquisition/integration costs	2,376	486	1,890	0.06

Year ended December 31, 2024 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$15,143	$2,758	$12,385	$0.40
Foreign currency revaluation (gains)/losses (a)	(8,414)	(2,839)	(5,575)	(0.18)
Strategic/integration costs	5,126	1,308	3,818	0.12
Other transition expenses	1,492	373	1,119	0.04

Year ended December 31, 2023 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$282	$70	$212	$0.01
Foreign currency revaluation (gains)/losses (a)	1,296	416	880	0.03
CEO and other transition expenses	2,719	—	2,719	0.09
Withholding tax related to internal restructuring	—	(3,026)	3,026	0.10
Inventory step-up impacting Cost of goods sold	5,480	1,211	4,269	0.14
Acquisition/integration costs	5,194	951	4,243	0.14

The following table provides a reconciliation of Earnings per share to Adjusted Diluted Earnings per share:

	Three months ended December 31,		Twelve months ended December 31,
Per share amounts	2024	2023	2024	2023
Earnings per share attributable to Company shareholders - Basic (GAAP)	$0.57	$0.98	$2.81	$3.56
Effect of dilutive stock-based compensation plans	(0.01)	(0.01)	(0.01)	(0.01)
Earnings per share attributable to Company shareholders - Diluted (GAAP)	$0.56	$0.97	$2.80	$3.55
Adjustments, after tax:
Restructuring costs	0.19	—	0.40	0.01
Foreign currency revaluation (gains)/losses (a)	(0.16)	0.07	(0.18)	0.03
Strategic/integration costs	—	0.06	0.12	0.14
CEO and other transition expenses	(0.01)	0.02	0.04	0.09
Inventory step-up impacting Cost of goods sold	—	0.10	—	0.14
Withholding tax related to internal restructuring	—	—	—	0.10
Adjusted Diluted Earnings per share (non-GAAP)	$0.58	$1.22	$3.18	$4.06

(a) Foreign currency revaluation (gains)/losses represent unrealized gains and losses arising from the remeasurement of monetary assets and liabilities denominated in non-functional currencies on the balance sheet date.

The calculations of net debt are as follows:

(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Current maturities of long-term debt	$—	$555	$2,732	$4,445	$4,218
Long-term debt	318,531	361,639	374,325	434,689	452,667
Total debt	318,531	362,194	377,057	439,134	456,885
Cash and cash equivalents	115,283	127,222	116,439	125,412	173,420
Net debt (non GAAP)	$203,248	$234,972	$260,618	$313,722	$283,465

Free cash flow is defined as GAAP "Net cash provided by operating activities" in a period less "Purchases of property, plant and equipment" and "Purchased software" in the same period. Management believes free cash flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Management uses free cash flow internally to assess overall liquidity. The following table illustrates the calculation of free cash flow:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$78,456	$74,244	$218,441	$148,056
Purchases of property, plant and equipment	(18,264)	(34,710)	(80,249)	(83,560)
Purchased software	(857)	(593)	(958)	(869)
Free cash flow	$59,335	$38,941	$137,234	$63,627

The calculation of net leverage ratio as of December 31, 2024 is as follows:

Total Company
Twelve months ended
(in thousands)	December 31, 2024
Net income/(loss) (GAAP)	$88,055
Interest expense, net	12,549
Income tax expense	29,034
Depreciation and amortization expense	89,294
EBITDA (non-GAAP)	218,932
Restructuring expenses, net	15,143
Foreign currency revaluation (gains)/losses (a)	(8,414)
Other transition expenses	1,492
Strategic/integration costs	5,126
Pre-tax (income) attributable to noncontrolling interest	(310)
Adjusted EBITDA (non-GAAP)	$231,969

(in thousands, except for net leverage ratio)	December 31, 2024
Net debt (non-GAAP)	$203,248
Adjusted EBITDA (non-GAAP)	231,969
Net leverage ratio (non-GAAP)	0.88

The tables below provide a reconciliation of initial outlook for the full-year 2025 Adjusted EBITDA and Adjusted EPS (non-GAAP measures) to the comparable GAAP measures:

Initial Outlook Full Year 2025 Adjusted EBITDA	Machine Clothing		AEC
(in millions)	Low	High	Low	High
Net income attributable to the Company (GAAP) (b)	$186	$202	$10	$16
Income attributable to the noncontrolling interest	—	—	(1)	(1)
Interest expense, net	—	—	—	—
Income tax expense	—	—	—	—
Depreciation and amortization	34	38	50	54
EBITDA (non-GAAP)	220	240	59	69
Restructuring expenses, net (c)	—	—	—	—
Foreign currency revaluation (gains)/losses (c)	—	—	—	—
Strategic/integration costs (c)	—	—	—	—
Pre-tax (income)/loss attributable to non-controlling interest	—	—	1	1
Adjusted EBITDA (non-GAAP)	$220	$240	$60	$70
(b) Interest, Other income/expense and Income taxes are not allocated to the business segments.

Initial Outlook Full Year 2025 Adjusted EBITDA	Total Company
(in millions)	Low	High
Net income attributable to the Company (GAAP)	$94	$107
Income attributable to the noncontrolling interest	(1)	(1)
Interest expense, net	15	13
Income tax expense	42	47
Depreciation and amortization	89	93
EBITDA (non-GAAP)	239	259
Restructuring expenses, net (c)	—	—
Foreign currency revaluation (gains)/losses (c)	—	—
Strategic/integration costs (c)	—	—
Pre-tax (income)/loss attributable to non-controlling interest	1	1
Adjusted EBITDA (non-GAAP)	$240	$260

	Total Company
Forecast of Full Year 2025 Earnings per share (diluted) (d)	Low	High
Net income attributable to the Company (GAAP)	$3.00	$3.40
Restructuring expenses, net (c)	—	—
Foreign currency revaluation (gains)/losses (c)	—	—
Strategic/integration costs (c)	—	—
Adjusted Diluted Earnings per share (non-GAAP)	$3.00	$3.40

(c) Due to the uncertainty of these items, we are unable to forecast these items for 2025.
(d) Calculations based on estimated diluted shares outstanding of approximately 31.4 million.

About Albany International Corp.

Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses.
• Machine Clothing is the world’s leading producer of custom-designed, consumable belts essential for the manufacture of paper, paperboard, tissue and towel, pulp, non-wovens and a variety of other industrial applications.
• Albany Engineered Composites is a growing designer and manufacturer of advanced materials-based engineered components for demanding aerospace applications, supporting both commercial and military platforms.
Albany International is headquartered in Rochester, New Hampshire, operates 30 facilities in 13 countries, employs approximately 5,400 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, that should not be considered in isolation or as a substitute for the related GAAP measures. Such non-GAAP measures include net revenues and percent change in net revenues, excluding the impact of currency translation effects; EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin; Net debt; Net leverage ratio; and Adjusted Diluted earnings per share (or Adjusted EPS). Management believes that these non-GAAP measures provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net revenues and change in Net revenues, after currency effects are excluded, provides management and investors insight into underlying revenues trends. Net revenues, or percent changes in net revenues, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA (calculated as net income excluding interest, income taxes, depreciation and amortization), Adjusted EBITDA, and Adjusted EPS are performance measures that relate to the Company’s continuing operations. The Company defines Adjusted EBITDA as EBITDA excluding costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance. Such excluded costs or benefits do not consist of normal, recurring cash items necessary to generate revenues or operate our business. Adjusted EBITDA margin represents Adjusted EBITDA expressed as a percentage of net revenues.

The Company defines Adjusted EPS as diluted earnings per share (GAAP), adjusted by the after tax per share amount of costs or benefits not reflective of the Company’s ongoing or expected future operational performance. The income tax effects are calculated using the applicable statutory income tax rate of the jurisdictions where such costs or benefits were incurred or the effective tax rate applicable to total company results.

The Company’s Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EPS may not be comparable to similarly titled measures of other companies.

Net debt aids investors in understanding the Company’s debt position if all available cash were applied to pay down indebtedness.

Net leverage ratio informs the investors of the Company's financial leverage at the end of the reporting period, providing an indicator of the Company's ability to repay its debt.

We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic conditions, including inflationary cost pressures, as well as global events, which include but are not limited to geopolitical events; paper-industry trends and conditions during 2025 and in future years; expectations in 2025 and in future periods of revenues, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net revenues), Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the revenues growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Investor / Media Contact:
JC Chetnani
VP-Investor Relations and Treasurer
jc.chetnani@albint.com